Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-262608 and 333-288380 on Form S-3 and Registration Statement Nos. 333-264522, 333-276032, 333-280365, 333-286698 and 333-288384 on Form S-8 of our report dated March 11, 2026, relating to the financial statements of System1, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte and Touche LLP
Los Angeles, California
March 11, 2026